UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2026

SMITHFIELD FOODS, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street
Smithfield, VA 23430

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (757) 365-3000

N/A

(Former name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SFD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On January 20, 2026, Smithfield Foods, Inc. (“Smithfield”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nathan’s Famous, Inc. (“Nathan’s”), and Boardwalk Merger Sub Inc., a wholly owned subsidiary of Smithfield (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof and in accordance with the General Corporation Law of the State of Delaware (“DGCL”), Merger Sub shall merge with and into Nathan’s (the “Merger,” and the effective time of the Merger, the “Effective Time”). As a result of the Merger, at the Effective Time, the separate corporate existence of Merger Sub shall cease, Nathan’s shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and the Surviving Corporation shall become a wholly owned subsidiary of Smithfield. After the Merger, Nathan’s will cease to be publicly traded.

The Merger Agreement has been (1) approved by the board of directors of Smithfield, (2) approved by the board of directors of Merger Sub, and (3) approved by the sole stockholder of Merger Sub. The board of directors of Nathan’s (the “Nathan’s Board”) has (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair, advisable and in the best interests of Nathan’s and its stockholders, (ii) approved, adopted and ratified the Merger Agreement, the transactions contemplated by the Merger Agreement, and the performance by Nathan’s of its obligations in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, (iii) resolved that the Merger Agreement be submitted to the stockholders of Nathan’s for their vote and approval at the Nathan’s Stockholders’ Meeting (as defined below) and (iv) resolved to recommend to the stockholders of Nathan’s that they approve the Merger and approve and adopt the Merger Agreement at the Nathan’s Stockholders’ Meeting.

At the Effective Time, as a result of the Merger and without any action on the part of Smithfield, Merger Sub, Nathan’s or the holders of any of the following securities: (i) each share of common stock of Nathan’s, par value $0.01 per share (“Nathan’s Shares”), issued and outstanding immediately prior to the Effective Time, other than shares to be cancelled in accordance with the terms of the Merger Agreement and shares owned by holders that have exercised their appraisal rights under the DGCL, shall be converted into the right to receive cash in an amount equal to $102.00 without interest (the “Per Share Merger Consideration”), less any applicable withholding tax, payable to the holder in accordance with the terms of the Merger Agreement, (ii) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid, non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation, and (iii) any Nathan’s Shares owned or held in treasury by Nathan’s and any Nathan’s Shares owned by Smithfield, Merger Sub or any of their respective affiliates immediately prior to the Effective Time shall automatically be cancelled and shall cease to exist and no consideration shall be delivered in exchange for such cancellation or retirement. From and after the Effective Time, all Nathan’s Shares converted into the right to receive the Per Share Merger Consideration shall no longer be issued and outstanding and shall automatically be cancelled and cease to exist.

Immediately prior to the Effective Time, (i) each option to purchase Nathan’s Shares outstanding under a Nathan’s Stock Plan (each a “Nathan’s Stock Option”), whether or not vested and exercisable, that is outstanding and unexercised immediately prior to the Effective Time, shall be automatically converted into the right to receive from Smithfield or the Surviving Corporation an amount in cash (subject to applicable withholding taxes) equal to the product obtained by multiplying (A) the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such Nathan’s Stock Option, by (B) the aggregate number of Nathan’s Shares that were issuable upon exercise of such Nathan’s Stock Option immediately prior to the Effective Time and (ii) each restricted stock unit of Nathan’s granted and outstanding pursuant to a Nathan’s Stock Plan (each a “Nathan’s RSU”) shall be deemed to have been earned and become fully vested (in the case of any performance based award, with the applicable performance metrics at the target level), shall be canceled and extinguished as of the Effective Time and, in exchange, each former holder of any such Nathan’s RSU shall have the right to receive from Smithfield or the Surviving Corporation an amount in cash equal to the product obtained by multiplying (A) the number of Nathan’s Shares subject to such Nathan’s RSU by (B) the Per Share Merger Consideration (such amount, the “RSU Award Payment”). Any dividend equivalents earned prior to the Effective Time will be paid in cash as soon as administratively practicable following settlement of the Nathan’s RSUs. From and after the Effective Time, each Nathan’s RSU shall no longer represent the right to receive Nathan’s Shares by the former holder thereof, but shall only entitle such holder to the payment of the RSU Award Payment. The Compensation Committee of the Nathan’s Board will adopt resolutions to provide that all Nathan’s Stock Options and Nathan’s RSUs shall terminate conditioned upon, and effective immediately prior to, the Effective Time and the holders thereof will be entitled only to the amount, if any, specified herein in respect thereof.

The Merger Agreement contains representations, warranties and covenants by the parties customary for a transaction of this nature. Among other things, during the period between the execution of the Merger Agreement and the earlier of the consummation of the Merger or termination of the Merger Agreement, Nathan’s has agreed to conduct its business in the ordinary course consistent with past practice and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement. Notwithstanding the foregoing, Nathan’s will be permitted to declare and pay up to two regular quarterly cash dividends, each in the amount of $0.50 per Nathan’s Share.

Nathan’s has also agreed not to, among other things, (i) solicit, initiate, knowingly encourage or knowingly facilitate any alternative competing transaction, (ii) participate in any discussions or negotiations with any third party with respect to any alternative competing transaction, (iii) approve or recommend any alternative competing transaction, (iv) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement relating to an alternative competing transaction or (v) propose or agree to do any of the foregoing.

Notwithstanding the foregoing customary “no-shop” restrictions, if prior to obtaining the Nathan’s Stockholder Approval (as defined in the Merger Agreement) Nathan’s receives an unsolicited written Acquisition Proposal (as defined in the Merger Agreement) from a third party and the Nathan’s Board determines in good faith that (x) such Acquisition Proposal constitutes or could be reasonably expected to result in a Superior Proposal (as defined in the Merger Agreement) and (y) the failure to take the actions set forth in clauses (i) and (ii) of this paragraph would be inconsistent with its fiduciary duties under law, Nathan’s may, in response to such Acquisition Proposal, (i) furnish Nathan’s information and access to the third party making such Acquisition Proposal and (ii) participate in discussions or negotiations with such third party with respect to such Acquisition Proposal, or otherwise cooperate with or assist or participate in, or facilitate, any such discussions or negotiations.

As soon as reasonably practicable after the execution of the Merger Agreement (and in any event within forty-five (45) days after the date of the Merger Agreement), Nathan’s shall prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement (as amended or supplemented from time to time, the “Proxy Statement”), in preliminary form, relating to the Stockholders’ Meeting (as defined below). Nathan’s shall hold a meeting for the purpose of obtaining approval of the stockholders of Nathan’s (the “Stockholders’ Meeting”) as promptly as reasonably practicable, and in no event more than thirty (30) days following the date on which the definitive Proxy Statement is mailed to stockholders of Nathan’s, which mailing shall occur within ten (10) business days after the later of the date (i) on which Nathan’s learns the SEC staff has no further comments on the Proxy Statement or (ii) (A) the applicable waiting period under any applicable Antitrust Law, including the HSR Act, has expired or has been terminated and (B) CFIUS Clearance (as defined in the Merger Agreement) has been obtained.

The consummation of the Merger is subject to certain closing conditions, including but not limited to (a) receipt of the Nathan’s Stockholder Approval, (b) that no law or governmental order prohibits, restrains, enjoins or makes illegal the consummation of the Merger, (c) that any waiting period (and any extension thereof) applicable to the Merger and the other transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 have terminated or expired and (d) that the parties have obtained CFIUS Clearance for the Merger. Each of Smithfield’s, Merger Sub’s, and Nathan’s obligation to consummate the Merger is also subject to certain additional conditions, including (i) subject to certain materiality standards, the accuracy of the representations and warranties of the other party or parties, (ii) performance in all material respects by the other party or parties of its or their obligations under the Merger Agreement and (iii) with respect to Smithfield’s and Merger Sub’s obligations to consummate the Merger, the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) with respect to Nathan’s.

The Merger Agreement also contains certain termination provisions for Smithfield and Nathan’s, including the right of Nathan’s, in certain circumstances, to terminate the Merger Agreement and accept a Superior Proposal. Nathan’s will be required to pay Smithfield a termination fee in cash equal to $10,581,814 if the Merger Agreement is terminated (a) by Smithfield because the Nathan’s Board changed its recommendation of the Merger, (b) by Smithfield or Nathan’s if the approval of Nathan’s stockholders is not obtained at the Stockholders’ Meeting and the Nathan’s Board previously changed its recommendation of the Merger or (c) (i) by Smithfield or Nathan’s following June 22, 2026, subject to extension to October 20, 2026 in accordance with the Merger Agreement (the “End Date”), (ii) by Smithfield or Nathan’s because of failure to obtain the approval of the Nathan’s stockholders at the Stockholders’ Meeting or (iii) by Smithfield because of certain breaches of the Merger Agreement by Nathan’s, only if, in the case of clauses (i) to (iii), an Acquisition Proposal has been made publicly and within nine (9) months of the termination date Nathan’s consummates or enters into a definitive agreement for an Acquisition Proposal.

Upon the election of Nathan’s, Nathan’s and Smithfield Packaged Meats Corp., an affiliate of Smithfield (“SPMC”), will enter into an amendment to the licensing and supply letter agreement, dated as of December 5, 2012 (the “Licensing Agreement”), by and between Nathan’s Famous Systems, Inc., a subsidiary of Nathan’s, and SPMC, which will extend the term of the Licensing Agreement for an additional four years to March 2, 2036 from the current expiration date of March 2, 2032, and Smithfield will be required to pay Nathan’s a termination fee in cash equal to $7,407,270 if the Merger Agreement is terminated (a) because of a CFIUS Turndown (as defined in the Merger Agreement) and Nathan’s is not in material breach of the Merger Agreement at the time of termination or (b) following the End Date if, at such time, (i) a government order or other government action would have prevented the consummation of the Merger (solely as it relates to CFIUS) or the parties have not received CFIUS Clearance, (ii) certain other closing conditions have been satisfied, (iii) Nathan’s breach of the provisions of the Merger Agreement to obtain certain consents and approvals is not the primary cause of a government order or other government action that would prevent the consummation of the Merger and (iv) Nathan’s is not in material breach of the Merger Agreement at the time of termination.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, does not purport to be a complete description and is qualified in its entirety by the complete text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The above description of the Merger Agreement and the Merger Agreement itself have been included to provide investors and securityholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about Smithfield, Nathan’s, Merger Sub or their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties of Smithfield and Merger Sub solely for the benefit of Nathan’s and for purposes of the Merger Agreement. The assertions embodied in those representations and warranties are subject to limitations agreed upon by the contracting parties and are qualified by documents filed with, or furnished to, the SEC by Smithfield or Nathan’s, as applicable, prior to the date of the Merger Agreement as well as information in a confidential disclosure letter that Nathan’s has delivered to Smithfield and Merger Sub in connection with signing the Merger Agreement as of a specific date. The disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Therefore, investors and securityholders should not treat the representations and warranties as categorical statements of fact. Moreover, these representations and warranties may have been made for the purposes of allocating contractual risk among the parties to the Merger Agreement and may be subject to standards of materiality that are different from what may be material to investors. Investors are not third-party beneficiaries to the representations and warranties contained in the Merger Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. The representations and warranties were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement and information concerning the subject matter of representations and warranties may change after such dates, which subsequent information may or may not be fully reflected in Smithfield’s or Nathan’s public disclosures. Accordingly, investors and securityholders should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Smithfield, Nathan’s and their respective subsidiaries that are included in reports and statements filed with the SEC.

Voting Agreement

On January 20, 2026, Smithfield, Merger Sub, Nathan’s and each member of the Nathan’s Board and certain stockholders of Nathan’s listed therein, who collectively hold approximately 29.9% of the outstanding Nathan’s Shares (the “Stockholders”), entered into a Voting Agreement (the “Voting Agreement”), pursuant to which the Stockholders agreed, among other things, to vote their Nathan’s Shares (a) in favor of the adoption of the Merger Agreement, the Merger and any other actions necessary for the consummation of the Merger and the transactions contemplated by the Merger Agreement, including any proposal to adjourn the Stockholders’ Meeting to a later date if there are not sufficient votes to obtain the Nathan’s Stockholder Approval, and (b) against any Acquisition Proposal and any other action that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement or the Voting Agreement.

The Voting Agreement will terminate upon the earlier to occur of (a) the Closing, (b) the termination of the Merger Agreement in accordance with its terms, (c) the completion of the Stockholders’ Meeting and the inspectors’ certification of the voting results, (d) written notice of termination of the Voting Agreement by Smithfield to the Stockholders, (e) the Nathan’s Board or a committee thereof having effected an Adverse Recommendation Change (as defined in the Merger Agreement), (f) the entry into or effectiveness of amendment, modification or waiver of the Merger Agreement that (i) reduces the amount or changes the form of the Per Share Merger Consideration or (ii) extends the End Date beyond October 20, 2026, or (g) with respect to any Stockholder, the mutual written agreement of such Stockholder and Smithfield.

From the execution of the Voting Agreement until the termination of the Voting Agreement, the Stockholders will be subject to customary transfer restrictions with respect to their Nathan’s Shares.

Item 7.01. Regulation FD Disclosure

On January 21, 2026, Smithfield and Nathan’s jointly issued a press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit

Number	Description

2.1	Agreement and Plan of Merger, dated as of January 20, 2026, by and among Smithfield Foods, Inc., Boardwalk Merger Sub Inc. and Nathan’s Famous, Inc.*+

99.1	Press Release, dated January 21, 2026.

104	Cover Page Interactive Data File formatted in iXBRL.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Smithfield agrees to furnish a copy of any omitted schedule to the SEC upon request.

+	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

Forward-Looking Statements

This Current Report on Form 8-K includes statements that are forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed acquisition of Nathan’s, stockholder and regulatory approvals, the expected timetable for completing the proposed transaction and any other statements regarding Smithfield’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  These risks and uncertainties include, but are not limited to: failure to obtain the required vote of the Nathan’s stockholders in connection with the proposed transaction; the timing to consummate the proposed transaction and the risk that the proposed transaction may not be completed at all or the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the risk that the conditions to closing of the proposed transaction may not be satisfied or waived; the risk that a governmental or regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; potential litigation relating to, or other unexpected costs resulting from, the proposed transaction; legislative, regulatory and economic developments; and the diversion of management’s time on transaction-related issues.  Smithfield can give no assurance that the conditions to the proposed transaction will be satisfied, or that it will close within the anticipated time period.

All statements, other than statements of historical fact, should be considered forward-looking statements made in good faith by Smithfield and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this Current Report on Form 8-K, or any other documents, words such as “believe,” “positioned,” “estimate,” “project,” “plan,” “goal,” “target,” “assumption,” “continue,” “intend,” “expect,” “future,” “anticipate,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties, as well as other risks and uncertainties that could cause Smithfield’s actual results to differ materially from those expressed in the forward-looking statements, are described in greater detail under the heading “Item 1A. Risk Factors” in Smithfield’s Annual Report on Form 10-K for the fiscal year ended December 29, 2024 filed with the United States Securities and Exchange Commission (the “SEC”) and in any other SEC filings made by Smithfield.  Smithfield cautions that these risks and factors are not exclusive. Additional factors that may cause actual results to differ materially from any forward-looking statements regarding the proposed transaction include, but are not limited to: occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or the failure to satisfy the closing conditions, the possibility that the consummation of the proposed transaction is delayed or does not occur, including the failure of Nathan’s stockholders to approve the proposed transaction, uncertainty as to whether the parties will be able to complete the proposed transaction on the terms set forth in the Merger Agreement, uncertainty regarding the timing of the receipt of required regulatory approvals for the proposed transaction and the possibility that the parties may be required to accept conditions that could reduce or eliminate the anticipated benefits of the proposed transaction as a condition to obtaining regulatory approvals or that the required regulatory approvals might not be obtained at all, the outcome of any legal proceedings that have been or may be instituted against the parties or others following announcement of the transactions contemplated by the Merger Agreement, challenges, disruptions and costs of integrating and achieving anticipated synergies, or that such synergies will take longer to realize than expected, risks that the proposed transaction and other transactions contemplated by the Merger Agreement disrupt current plans and operations that may harm Smithfield’s businesses, the amount of any costs, fees, expenses, impairments and charges related to the proposed transaction, and uncertainty as to the effects of the announcement or pendency of the proposed transaction on the market price of Smithfield’s common stock and/or on its financial performance. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Forward-looking statements speak only as of the date of this Current Report on Form 8-K, and Smithfield does not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: January 21, 2026	By:	/s/ Mark L. Hall
Mark L. Hall
Chief Financial Officer

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